UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2022

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into A Material Definitive Agreement.

Effective January 7, 2021 (the “Effective Date”) Liquidia Corporation, a Delaware corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) by and among the Company, Silicon Valley Bank, a California corporation (“SVB”), in its capacity as administrative agent and collateral agent, Silicon Valley Bank, a California corporation, as a lender and SVB Innovation Credit Fund VIII, L.P., a Delaware limited partnership (“Innovation”), as a lender (SVB and Innovation collectively the “Lenders” and each individually a “Lender”). The Loan Agreement amended and restated that certain loan and security agreement dated as of February 26, 2021, as amended, by and between the Company and SVB (the “Prior Agreement”).

The Loan Agreement provides the Company with up to $40.0 million in term loans of which the first $20.0 million was funded as of the Effective Date. The Prior Agreement had provided up to $20.5 million in term loans of which $10.5 million had been funded as of the Effective Date.

Under the terms of the new debt facility, the Lender will make loans available in three tranches. Proceeds from the first tranche of $20.0 million have been used to retire the loans outstanding under the Prior Agreement and adds $9.5 million of cash to the Company’s balance sheet. The first tranche also provides the option of drawing an additional $5.0 million at the Company’s discretion through December 31, 2022. A second tranche of $7.5 million is available to fund immediately upon receipt of final and unconditional approval for YUTREPIA™ (treprostinil) inhalation powder by December 31, 2022. The third tranche of $7.5 million will be available through August 31, 2023, upon generating trailing six-month net product sales of YUTREPIA of $27.5 million by June 30, 2023. The debt facility will mature on December 1, 2025 and will consist of interest-only payments through December 31, 2023, unless the third tranche milestone is achieved, in which case interest-only payments will continue through December 31, 2024. The outstanding principal amount of the term loans shall accrue interest at a floating rate per annum equal to the greater of (1) seven and one-quarter of one percent (7.25%) and (2) the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal plus four percent (4.0%).

Under the Loan Agreement, the Company granted the Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the obligations set forth in the Loan Agreement, a continuing security interest in, and pledged to the Agent, for the ratable benefit of the Lenders, the Collateral (as defined below), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

For purposes of the Loan Agreement, “Collateral” means all of the Company’s right, title and interest in and to the following personal property: (i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Company’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. All defined terms used in this paragraph have the definitions attributed to such term in the Uniform Commercial Code.

As with the Prior Agreement, the Loan Agreement contains customary affirmative and negative covenants, including but not limited to certain financial covenants, protection of intellectual property rights, and the disposition of certain assets.

As an inducement to enter into the Loan Agreement, as of the Effective Date the Company has issued to each of SVB, Innovation, and Innovation Credit Fund VIII-A L.P. (“Innovation Credit”). certain warrants to purchase shares of the Company’s common stock pursuant to the Warrant to Purchase Stock agreements by and between the Company and each recipient (collectively, the “Warrants”). The grant of warrants under the respective Warrants provided (i) SVB with the initial right to obtain 125,000 shares of the Company’s stock at an exercise price of $5.14 a share, and there is an opportunity for SVB to obtain up to 50,000 more warrants based on certain loans that may be made under the Loan Agreement, (ii) Innovation with the initial right to obtain 62,500 shares of the Company’s stock at an exercise price of $5.14 a share, and there is an opportunity for Innovation to obtain up to 25,000 more warrants based on certain loans that may be made under the Loan Agreement, and (iii) Innovation Credit with the initial right to obtain 62,500 shares of the Company’s stock at an exercise price of $5.14 a share, and there is an opportunity for Innovation Credit to obtain up to 25,000 more warrants based on certain loans that may be made under the Loan Agreement. The Warrants provide an option for a cashless exercise.

The description of the terms of the Loan Agreement and the Warrants are qualified in their entirety by the full text of each agreement filed herewith as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3 and Exhibit 1.4 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) The exhibits listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit
4.1	Warrant to Purchase Stock, dated as of January 7, 2022, by and between the Company and Silicon Valley Bank.
4.2	Warrant to Purchase Stock, dated as of January 7, 2022, by and between the Company and SVB Innovation Credit Fund VIII, L.P.
4.3	Warrant to Purchase Stock, dated as of January 7, 2022, by and between the Company and Innovation Credit Fund VIII-A L.P.
10.1	Amended and Restated Loan and Security Agreement, dated as of January 7, 2022, by and among the Company, Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P.
99.1	Press Release of Liquidia Corporation, dated January 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2022	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer